UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 15, 2006


                          POLYPORE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


Delaware                        1-32266                   43-2049334
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(State or other              (Commission File           (IRS Employer
jurisdiction of                   Number)             Identification No.)
incorporation)

                             13800 South Lakes Drive
                               Charlotte, NC 28273
                               -------------------

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (704) 587-8409
                                                           --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

     On June 15, 2006, Polypore International, Inc. (the "Company") adopted the Polypore International, Inc. 2006 Option Plan (referred to as the "2006 Plan"), which is designed to assist the Company in attracting, retaining, motivating and rewarding key employees, directors or consultants, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of these individuals with those of such stockholders. The 2006 Plan permits the Company to award nonqualified stock options to its key employees, directors or consultants.

     The Company's compensation committee will administer the 2006 Plan. The committee will determine who will receive awards under plan, as well as the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the 2006 Plan. The committee will be authorized to interpret the plan, to establish, amend and rescind any rules and regulations relating to the 2006 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2006 Plan. The compensation committee may also delegate to the Company's officers or employees, or other committees, the authority, subject to such terms as the compensation committee determines, to perform such functions, including but not limited to administrative functions, as the compensation committee may determine appropriate. The compensation committee may also appoint agents to assist it in administering the 2006 Plan. Any action of the compensation committee will be final, conclusive and binding on all persons, including participants in the plan and their beneficiaries.

     The total number of shares of the Company's common stock available for issuance under the 2006 Plan is 17,614, subject to adjustment in the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar corporate transaction or event. For purposes of determining the remaining shares of common stock available for grant under the plan, to the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Similarly, shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the plan. It is intended that options granted under the 2006 Plan will comply with the requirements for exemption from treatment as nonqualified deferred compensation under Section 409A of the Internal Revenue Code.

     Options granted under the 2006 Plan will expire no later than the tenth
(10th) anniversary of the applicable date of grant of the options, and will have an exercise price of not less than the fair market value of the Company's common stock on the date of grant. All options granted under the 2006 Plan will vest based on satisfaction of certain annual and cumulative performance criteria over the four fiscal year period following the adoption of the 2006 Plan. In addition, all or a portion of the options granted under the 2006 Plan will vest upon a change in control if equity investors receive predetermined rates of return on their investment.

     As a condition of the receipt of options under the plan, if a participant holds unvested options pursuant to the Company's 2004 Stock Option Plan, such participant must


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forfeit and waive any rights with respect to such unvested options. In addition, such participant must agree to treat vested options granted under the Company's 2004 Stock Option Plan as if they were granted subject to the terms and conditions of the 2006 Plan. However, this will have no effect on the exercise price or expiration date of the previously vested options.

     The Company's Board of Directors (the "Board") will have the ability to amend or terminate the 2006 Plan at any time, provided that no amendment or termination will be made that impairs the rights of the holder of any award.

     On June 15, 2006, the Board approved a grant of options under the 2006 Plan to Robert B. Toth, President, Chief Executive Officer and Director of the Company; Mitchell J. Pulwer, Vice President and General Manager of the Company's Celgard, LLC subsidiary; Josef Sauer, Vice President and General Manager of the Company's Membrana, GmbH subsidiary; Pierre Hauswald, Vice President & General Manager of the Company's Daramic LLC subsidiary; Lynn Amos, Chief Financial Officer, Treasurer and Secretary of the Company; fifteen other members of the Company's management team and an external party who serves as a consultant to Mr. Toth and the Board at an exercise price of $772.46 per share. Upon completion of the 2006 option grants, total options to purchase shares of the Company's stock held by Messrs. Toth, Pulwer, Sauer, Hauswald and Amos (including previously vested options under the Company's 2004 Stock Option Plan) were 5,180, 1,175, 1,175, 1,175 and 1,175, respectively. The aggregate number of options granted to and held by the other fifteen members of the Company's management team and the consultant (including previously vested options under the 2004 Stock Option Plan) was 4,647. The options granted under the 2006 Plan to employees of the Company will vest based on satisfaction of certain annual and cumulative performance criteria over the four fiscal year period following the adoption of the 2006 Plan. The options granted to the consultant will vest ratably over a four year period on each yearly anniversary of the date of grant.

     Pursuant to the employment agreement entered into between the Company and Mr. Toth on July 6, 2005, Mr. Toth was granted options to purchase 4,152 shares of the Company's common stock at $875.00 per share under the Company's 2004 Stock Option Plan, of which 1,038 of the granted options have vested. On June 15, 2006, the Board approved the reduction in the applicable exercise price of Mr. Toth's options from $875.00 per share to $772.46 per share. At the time of the reduction, the remaining 3,114 options were cancelled in connection with the grant of options under the 2006 Plan.

     Pursuant to the employment agreement entered into between the Company and Mr. Toth on July 6, 2005, Mr. Toth was granted the right to purchase Class A Common Units in PP Holding LLC (which has a direct and proportional investment in the Company's common stock) during the first year of his employment term. On June 15, 2006, Mr. Toth acquired 518 Class A Common Units of PP Holding LLC for $772.46 per Class A Common Unit for a total investment of $400,134.28.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        POLYPORE INTERNATIONAL, INC.
                                        ----------------------------
                                               (Registrant)




                                        By /s/ Lynn Amos
                                          --------------------------------------
                                           Name: Lynn Amos
                                           Title:   Chief Financial Officer



Date:  June 21, 2006